Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2011 RESULTS

RUTLAND, VERMONT (March 1, 2011) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its third quarter fiscal year 2011.

For the quarter ended January 31, 2011, revenues were $111.6 million, up $1.7 million or 1.6 percent over the same quarter last year, driven mainly by solid waste volume growth and higher commodity prices.  Operating income was $6.3 million for the quarter, down $1.1 million from the same quarter last year.  The company’s net loss applicable to common shareholders was ($6.4) million, or ($0.24) per common share for the quarter, compared to ($4.4) million, or ($0.17) per share for the same quarter last year.  Adjusted EBITDA* for the quarter was $22.4 million, down $1.6 million from same quarter last year.

“While our third quarter results were below last year’s performance and our plan, the underperformance was mainly driven by adverse weather and non-recurring events,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “The bad winter weather during the quarter impacted operational performance, with lower than projected productivity throughout the solid waste business and lower waste volumes.  Our landfill volumes were lower year-over-year by 4.4 percent, with the negative variance attributable to reaching annual permit limits at several key sites in early December and lower volumes in January due to the bad weather.”

“As expected in the quarter, the lower energy prices at Maine Energy, the final closure of the Pine Tree landfill in Q3 fiscal year 2010, and the sale of the Cape Cod assets in Q1 fiscal year 2011 led to a negative $0.6 million year-over-year Adjusted EBITDA variance,” Casella said.  “Excluding these explainable negative impacts and divestiture transaction costs in the quarter that were not allocated to discontinued operations, Adjusted EBITDA was down $0.8 million year-over-year.”

“Since last quarter our team has done an excellent job completing important long-term strategic goals aimed at improving our balance sheet today and better positioning us for the future,” Casella said.  “These strategic accomplishments include:

•                  “We successfully divested our non-integrated recycling facilities for $134.1 million, with net proceeds of approximately $120.0 million used to permanently pay-off our Term Loan B.

•                  “We refinanced our $195.0 million 9.75% Senior Subordinated Notes due 2013 with new $200.0 million 7.75% Senior Subordinated Notes due 2019, yielding significant interest savings.

•                  “We acquired a municipal solid waste landfill in McKean County, PA out of bankruptcy proceedings for $0.5 million in cash and the assumption of certain contractual obligations.”

Nine Months Financial Results

For the nine months ended January 31, 2011, revenues were $356.5 million, up $11.6 million or 3.4 percent over the same period last year.  Operating income was $31.2 million for the nine month period, up $6.1 million from the same period last year, including a $3.5 million gain on sale of assets.  The company’s net loss applicable to common shareholders was ($10.4) million, or ($0.40) per common share for the nine month period, compared to ($8.7) million, or ($0.34) per share for the same period last year.  Adjusted EBITDA was $84.5 million for the nine month period, up $2.4 million from same period last year.

While the actual completion of the divestiture of the non-integrated recycling assets occurred during the fourth quarter on March 1, 2011, the third quarter and nine month year to date results reflect discontinued operations treatment for these assets in accordance with GAAP.

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Fiscal 2011 Outlook

The following ranges reflect updated guidance for fiscal year 2011, including discontinued operations treatment for the divestiture of the non-integrated recycling facilities in the fourth quarter.

•                  Revenues between $460.0 million and $468.0 million;

•                  Adjusted EBITDA* between $102.0 million and $106.0 million; and

•                  Capital expenditures between $51.0 million and $55.0 million.

In recognition of the value created through the successful divestiture of the non-integrated recycling assets and the steps taken to recapitalize our balance sheet at lower interest rates, the board approved a $3.5 million discretionary bonus to management, which is reflected in the above guidance.  Management will not receive a cash incentive bonus in addition to this discretionary bonus for this fiscal year.  Since bonuses were not accrued for during the 9 months year-to-date period, the discretionary bonus will be fully expensed in the fourth quarter.  We plan to announce fiscal year 2012 guidance on our year end conference call in June.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, a goodwill impairment charge, an environmental remediation charge as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to Net Income (Loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at

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(802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Conference call to discuss third quarter

Casella will host a conference call to discuss these results on Wednesday, March 2, 2011 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the website, or by calling (800) 642-1687 or (706) 645-9291 (passcode 44979174) until 11:59 p.m. ET on Thursday, March 10, 2011.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2011	2010	2011	2010

Revenues	$111,627	$109,884	$356,515	$344,947

Operating expenses:
Cost of operations	76,933	73,724	237,584	226,986
General and administration	14,832	14,900	46,446	43,554
Depreciation and amortization	13,573	13,850	44,776	49,327
Gain on sale of assets	—	—	(3,502)	—
	105,338	102,474	325,304	319,867

Operating income	6,289	7,410	31,211	25,080

Other expense/(income), net:
Interest expense, net	12,174	12,520	36,603	33,657
(Gain) loss from equity method investment	(102)	(73)	2,536	1,305
Loss on debt modification	115	—	115	511
Other income	(78)	(195)	(490)	(487)
	12,109	12,252	38,764	34,986

Loss from continuing operations before income taxes and discontinued operations	(5,820)	(4,842)	(7,553)	(9,906)
Provision for income taxes	1,079	572	2,139	941

Loss from continuing operations before discontinued operations	(6,899)	(5,414)	(9,692)	(10,847)

Discontinued Operations:
Income from discontinued operations, net of income taxes (1)	1,902	799	1,255	1,814
(Loss) income on disposal of discontinued operations, net of income taxes (1)	(1,368)	239	(1,984)	328

Net loss applicable to common stockholders	$(6,365)	$(4,376)	$(10,421)	$(8,705)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,115	25,748	26,026	25,705

Net loss per common share	$(0.24)	$(0.17)	$(0.40)	$(0.34)

Adjusted EBITDA (2)	$22,408	$24,040	$84,487	$82,089

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	January 31,	April 30,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,531	$2,035
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	47,603	51,370
Other current assets	29,998	28,583
Total current assets	83,208	82,064

Property, plant and equipment, net of accumulated depreciation	455,265	457,670
Goodwill	100,430	100,430
Intangible assets, net	2,221	2,404
Restricted assets	317	228
Investments in unconsolidated entities	39,228	40,965
Other non-current assets	64,490	71,053

Total assets	$745,159	$754,814

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$2,411	$1,929
Current maturities of financing lease obligations	311	1,045
Accounts payable	34,859	35,056
Other accrued liabilities	49,263	52,050
Total current liabilities	86,844	90,080

Long-term debt and capital leases, less current maturities	562,998	556,130
Financing lease obligations, less current maturities	2,236	7,902
Other long-term liabilities	49,665	50,406

Stockholders’ equity	43,416	50,296

Total liabilities and stockholders’ equity	$745,159	$754,814

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	January 31,	January 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(10,421)	$(8,705)
(Income) from discontinued operations, net	(1,255)	(1,814)
Loss (income) on disposal of discontinued operations, net	1,984	(328)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of assets	(3,502)	—
Gain on sale of equipment	(399)	(1,099)
Depreciation and amortization	44,776	49,327
Depletion of landfill operating lease obligations	6,013	4,936
Interest accretion on landfill and environmental remediation liabilities	2,487	2,668
Amortization of premium on senior notes	(584)	(540)
Amortization of discount on term loan and second lien notes	1,650	1,141
Loss from equity method investments	2,536	1,305
Loss on debt modification	115	511
Stock-based compensation	2,052	1,598
Excess tax benefit on the vesting of stock options	(122)	—
Deferred income taxes	1,827	2,016
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(1,903)	(7,314)
	54,946	54,549
Net Cash Provided by Operating Activities	45,254	43,702
Cash Flows from Investing Activities:
Additions to property, plant and equipment - growth	(1,175)	(2,914)
- maintenance	(40,268)	(35,532)
Payments on landfill operating lease contracts	(4,977)	(7,803)
Proceeds from divestiture	7,533	—
Proceeds from sale of equipment	631	2,782
Investment in unconsolidated entities	—	(20)
Net Cash Used In Investing Activities	(38,256)	(43,487)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	134,100	450,644
Principal payments on long-term debt	(132,957)	(440,033)
Payment of financing costs	(340)	(14,072)
Proceeds from exercise of stock options	412	260
Excess tax benefit on the vesting of restricted stock	122	—
Net Cash Provided By (Used In) Financing Activities	1,337	(3,201)
Cash (Used In) Provided By Discontinued Operations	(4,839)	3,319
Net increase in cash and cash equivalents	3,496	333
Cash and cash equivalents, beginning of period	2,035	1,838
Cash and cash equivalents, end of period	$5,531	$2,171

Supplemental Disclosures:
Cash interest	$32,381	$25,746
Cash income taxes, net of refunds	$142	$345

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:   Discontinued Operations

On January 23, 2011 we entered into a purchase and sale agreement and related agreements to sell select non-integrated FCR recycling assets and select intellectual property assets to a new company formed by Pegasus Capital Advisors, L.P. and Intersection, LLC (the “Purchaser”) for $134,100 in gross proceeds (the “FCR Divestiture”).  This resulted in a loss on disposal of discontinued operations (net of tax) of $1,404 and $2,020 in the three and nine months ended January 31, 2011, respectively. Income from discontinued operations (net of tax) for the three and nine months ended January 31, 2011 and 2010 amounted to $2,115, $1,017, $2,098 and $2,152, respectively.

We completed the divestiture of the assets of our FCR Trilogy Glass operation in the third quarter of fiscal year 2011 for $1,840 in cash.  This resulted in a gain on disposal of discontinued operations amounting to $36 (net of tax) in the three and nine months ended January 31, 2011.  Loss from discontinued operations (net of tax) for the three and nine months ended January 31, 2011 and 2010 amounted to $213, $205, $844 and $551, respectively.

In fiscal year 2010, we completed divestitures and closed operations resulting in a gain on disposal of discontinued operations (net of tax) amounting to $239 and $328 in the three and nine months ended January 31, 2010, respectively.

The operating results of these operations for the three and nine months ended January 31, 2011 and 2010 have been reclassified from continuing to discontinued operations in our consolidated financial statements.  Revenues and income before income tax benefit attributable to discontinued operations for the three and nine months ended January 31, 2011 and 2010 are as follows:

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2011	2010	2011	2010
Revenues	$20,159	$15,898	$56,122	$45,103
Income (loss) before income taxes	$491	$1,397	$(771)	$3,215

Note 2:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charges, environmental remediation charges as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure.  We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to Net loss, while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Loss:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2011	2010	2011	2010

Net Loss Applicable to Common Stockholders	$(6,365)	$(4,376)	$(10,421)	$(8,705)
Income from discontinued operations, net	(1,902)	(799)	(1,255)	(1,814)
Loss (income) on disposal of discontinued operations, net	1,368	(239)	1,984	(328)
Provision for income taxes	1,079	572	2,139	941
Interest expense, net	12,174	12,520	36,603	33,657
Depreciation and amortization	13,573	13,850	44,776	49,327
Other (income) expense, net	(65)	(268)	2,161	1,329
Severance and reorganization charges	—	78	—	78
Depletion of landfill operating lease obligations	1,714	1,771	6,013	4,936
Interest accretion on landfill and environmental remediation liabilities	832	931	2,487	2,668
Adjusted EBITDA (2)	$22,408	$24,040	$84,487	$82,089

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2011	2010	2011	2010
Net Cash Provided by Operating Activities	$8,804	$7,232	$45,254	$43,702
Capital expenditures	(10,669)	(6,284)	(41,443)	(38,446)
Payments on landfill operating lease contracts	(2,727)	(3,265)	(4,977)	(7,803)
Proceeds from divestiture and sale of property and equipment	143	285	8,164	2,782
Assets acquired through financing leases	—	(404)	—	(404)
Free Cash Flow (2)	$(4,449)	$(2,436)	$6,998	$(169)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and nine months ended January 31, 2011 and 2010 are as follows:

	Three Months Ended January 31,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$48,068	43.0%	$49,127	44.7%
Disposal	23,610	21.2%	23,992	21.8%
Power/LFGTE	7,170	6.4%	7,314	6.7%
Processing and recycling	13,962	12.5%	12,602	11.5%
Solid waste operations	92,810	83.1%	93,035	84.7%
Major accounts	9,906	8.9%	9,414	8.5%
Recycling	8,911	8.0%	7,435	6.8%
Total revenues	$111,627	100.0%	$109,884	100.0%

	Nine Months Ended January 31,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$152,628	42.8%	$155,587	45.1%
Disposal	84,240	23.6%	82,367	23.9%
Power/LFGTE	19,156	5.4%	20,842	6.0%
Processing and recycling	43,424	12.2%	36,379	10.5%
Solid waste operations	299,448	84.0%	295,175	85.5%
Major accounts	30,447	8.5%	28,901	8.4%
Recycling	26,620	7.5%	20,871	6.1%
Total revenues	$356,515	100.0%	$344,947	100.0%

Components of revenue growth for the three months ended January 31, 2011 compared to the three months ended January 31, 2010:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$238	0.5%	0.3%	0.2%
Disposal	171	0.7%	0.2%	0.2%
Power/LFGTE	(314)	-4.3%	-0.4%	-0.3%
Processing and recycling	59	0.5%	0.1%	0.0%
Solid Waste Yield	154		0.2%	0.1%

Volume	2,131		2.3%	1.9%
Commodity price & volume	147		0.2%	0.1%
Fuel surcharges	75		0.1%	0.1%
Acquisitions & divestitures	(1,476)		-1.6%	-1.3%
Closed landfill	(1,255)		-1.4%	-1.1%
Total Solid Waste	(224)		-0.2%	-0.2%

Major Accounts	492			0.4%

		% of Recycling Operations
Recycling Operations:
Commodity price	2,075	27.9%	1.9%
Commodity volume	(599)	-8.0%	-0.5%
Total Recycling	1,476	19.9%	1.4%

Total Company	$1,743		1.6%

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2011	2010	2011	2010
Eastern region	58.0%	61.0%	54.4%	52.5%
Central region	81.5%	78.7%	81.8%	77.5%
Western region	58.4%	65.1%	64.4%	68.4%
Solid waste internalization	65.6%	66.8%	65.2%	65.0%

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2011	2010	2011	2010
Revenues	$28,470	$32,528	$66,488	$82,545
Net income (loss)	205	146	(5,071)	(2,610)
Cash flow from operations	434	(749)	(2,604)	5,241
Net working capital changes	(2,324)	(3,719)	(5,016)	(1,092)
Adjusted EBITDA	$2,758	$2,970	$2,412	$6,333

As a percentage of revenue:

Net income (loss)	0.7%	0.4%	-7.6%	-3.2%
Adjusted EBITDA	9.7%	9.1%	3.6%	7.7%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2011	2010	2011	2010
Growth Capital Expenditures:
Landfill Development	$182	$—	$409	$1,026
Other	4	280	766	1,888
Total Growth Capital Expenditures	186	280	1,175	2,914

Maintenance Capital Expenditures:

Vehicles, Machinery / Equipment and Containers	4,390	904	14,677	8,794
Landfill Construction & Equipment	5,040	4,147	22,870	23,469
Facilities	704	737	1,852	2,586
Other	349	216	869	683
Total Maintenance Capital Expenditures	10,483	6,004	40,268	35,532

Total Capital Expenditures	$10,669	$6,284	$41,443	$38,446

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended
	October 31,	July 31,	April 30,	January 31,	October 31,	July 31,
	2010	2010	2010	2010	2009	2009

Revenues	$122,895	$121,992	$112,695	$109,884	$118,035	$117,028

Operating expenses:
Cost of operations	79,313	81,338	76,413	73,724	76,151	77,111
General and administration	15,697	15,916	14,001	14,900	13,769	14,885
Depreciation and amortization	15,620	15,584	14,291	13,850	17,148	18,329
Gain on sale of assets	—	(3,502)	—	—	—	—
Environmental remediation charge	—	—	335	—	—	—
	110,630	109,336	105,040	102,474	107,068	110,326

Operating income	12,265	12,656	7,655	7,410	10,968	6,702

Other expense/(income), net:
Interest expense, net	12,146	12,282	12,364	12,520	12,636	8,502
Loss (gain) from equity method investment	506	2,132	1,385	(73)	159	1,219
Loss on debt modification	—	—	—	—	—	511
Other income	(318)	(94)	(359)	(195)	(247)	(45)
	12,334	14,320	13,390	12,252	12,548	10,187

Loss from continuing operations before income taxes and discontinued operations	(69)	(1,664)	(5,735)	(4,842)	(1,580)	(3,485)
Provision for income taxes	281	779	563	572	284	84

Loss from continuing operations before discontinued operations	(350)	(2,443)	(6,298)	(5,414)	(1,864)	(3,569)

Discontinued Operations:
(Loss) income from discontinued operations, net of income taxes	(240)	(407)	293	799	265	750
(Loss) income on disposal of discontinued operations, net of income taxes	(564)	(51)	852	239	48	41

Net loss applicable to common stockholders	$(1,154)	$(2,902)	$(5,153)	$(4,376)	$(1,551)	$(2,778)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,058	25,905	25,810	25,748	25,733	25,688

Net loss per common share	$(0.04)	$(0.11)	$(0.20)	$(0.17)	$(0.06)	$(0.11)

Adjusted EBITDA	$30,804	$31,276	$25,158	$24,040	$30,539	$27,510

Following is a reconciliation of Adjusted EBITDA to Net Loss:

	Three Months Ended
	October 31,	July 31,	April 30,	January 31,	October 31,	July 31,
	2010	2010	2010	2010	2009	2009

Net Loss Applicable to Common Stock Holders	$(1,154)	$(2,902)	$(5,153)	$(4,376)	$(1,551)	$(2,778)
Income from discontinued operations, net	240	407	(293)	(799)	(265)	(750)
Loss (income) on disposal of discontinued operations, net	564	51	(852)	(239)	(48)	(41)
Provision for income taxes	281	779	563	572	284	84
Interest expense, net	12,146	12,282	12,364	12,520	12,636	8,502
Depreciation and amortization	15,620	15,584	14,291	13,850	17,148	18,329
Other expense (income), net	188	2,038	1,026	(268)	(88)	1,685
Environmental remediation charge	—	—	335	—	—	—
Severance and reorganization charges	—	—	107	78	—	—
Depletion of landfill operating lease obligations	2,107	2,192	1,931	1,771	1,645	1,520
Interest accretion on landfill and environmental remediation liabilities	812	844	839	931	778	959
Adjusted EBITDA (2)	$30,804	$31,276	$25,158	$24,040	$30,539	$27,510

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